Exhibit 10.1

ISLE OF CAPRI CASINOS, INC.

SECOND AMENDED AND RESTATED

2009 LONG-TERM STOCK INCENTIVE PLAN

SECTION 1

GENERAL

1.1.                            Purpose and History.  The Isle of Capri Casinos, Inc. 2009 Long-Term Stock Incentive Plan (as amended, the “Plan”) was established by Isle of Capri Casinos, Inc. (the “Company”) to (a) attract and retain persons eligible to participate in the Plan; (b) motivate Participants, by means of appropriate incentives, to achieve long-range goals; (c) provide incentive compensation opportunities that are competitive with those of other similar companies; and (d) further identify Participants’ interests with those of the Company’s other stockholders through compensation that is based on the Company’s common stock, and thereby promote the long-term financial interest of the Company and its Affiliates, including the growth in value of the Company’s equity and enhancement of long-term stockholder return.  The Plan replaced the Isle of Capri Casinos, Inc. Amended and Restated 2000 Long-Term Stock Incentive Plan (the “Prior Plan”).  An amendment and restatement of the Plan was adopted by the Board on July 27, 2012, and approved by the Company’s stockholders on October 16, 2012 (which amendment and restatement of the Plan is sometimes referred to as the “Isle of Capri Casinos, Inc. Amended and Restated 2009 Long-Term Incentive Plan”).  The Plan is hereby further amended and restated to increase the number of shares of Stock available for issuance hereunder.  The Plan, as amended and restated as set forth herein, was adopted by the Board on August 3, 2015, and shall become effective upon the Approval Date.  No Awards shall be made under the Plan as amended and restated as set forth herein unless and until it is approved by the Company’s stockholders.

1.2.                            Operation, Administration, and Definitions.  The operation and administration of the Plan, including the Awards made under the Plan, shall be subject to the provisions of Section 6 (relating to operation and administration).  Capitalized terms used in the Plan are defined in Section 8.

1.3.                            Participation.  For purposes of the Plan, a “Participant” is any Eligible Person to whom an Award is granted under the Plan.  Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, from among the Eligible Persons those persons who will be granted one or more Awards under the Plan.

SECTION 2

OPTIONS AND SARS

2.1.                            Definitions.

(a)                                 The grant of an “Option” under the Plan entitles the Participant to purchase shares of Stock at an Exercise Price established by the Committee at the time the Option is granted.  Any Option granted under this Section 2 may be either an incentive stock option (an “ISO”) or a non-qualified stock option (an “NQSO”), as determined in the discretion of the Committee; provided, however, that ISOs may only be granted to employees of the Company or an Affiliate.  An “ISO” is an Option that is intended to satisfy the requirements applicable to an “incentive stock option” described in section 422(b) of the Code.  An “NQSO” is an Option that is not intended to be an “incentive stock option” as that term is described in section 422(b) of the Code.  An Option will be deemed to be an NQSO unless it is specifically designated by the Committee at the time of grant as an ISO and to the extent that an Option is granted as an ISO but fails, in whole or in part, to satisfy the requirements of an ISO (whether at the time of grant or thereafter), the Option shall be treated as an NQSO to the extent that the ISO requirements are not satisfied.

(b)                                 The grant of a stock appreciation right (an “SAR”) under the Plan entitles the Participant to receive, in cash or Stock (as determined in accordance with the terms of the Plan), value equal to (or otherwise based on) the excess of: (a) the Fair Market Value of a specified number of shares of Stock at the time of exercise; over (b) the Exercise Price established by the Committee at the time the SAR is granted.

2.2.                            Exercise Price.  The “Exercise Price” of each Option and SAR granted under this Section 2 shall be established by the Committee, or shall be determined by a method established by the Committee, at the time the Option or SAR is granted; provided, however, that in no event shall the Exercise Price be less than 100% of the Fair Market Value of a share of Stock on the date of grant (or, if greater, the par value of a share of Stock on such date).   Notwithstanding the foregoing, Options and SARs granted under the Plan in replacement for awards under plans and arrangements of the Company or an Affiliate assumed in business combinations may provide for Exercise Prices that are less than the Fair Market Value of the Stock at the time of the replacement grants if the Committee determines that such Exercise Price is appropriate to preserve the economic benefit of the award and provided that all requirements of section 409A of the Code are satisfied.

2.3.                            Exercise/Vesting.  Except as otherwise expressly provided in the Plan, Options and SARs shall become vested and exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee as set forth in the Award Agreement; provided, however, that notwithstanding any vesting dates set by the Committee in such Award Agreement, the Committee may, in its sole discretion, accelerate the exercisability of any Option or SAR, which acceleration shall not affect the terms and conditions of such Option or SAR other than with respect to exercisability.  No Option or SAR may be exercised after the Expiration Date applicable to that Option or SAR.

2.4.                            Payment of Option Exercise Price.  The payment of the Exercise Price of an Option granted under this Section 2 shall be subject to the following:

(a)                                 Subject to the following provisions of this subsection 2.4, the full Exercise Price for shares of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in paragraph 2.4(c), payment may be made as soon as practicable after the exercise).

(b)                                 Subject to applicable law, the Exercise Price shall be payable (i) in cash or cash equivalents, (ii) by tendering, by either actual delivery or by attestation, shares of Stock acceptable to the Committee, and valued at Fair Market Value as of the day of exercise, or (iii) in any combination of (i) and (ii), as determined by the Committee.

(c)                                  Subject to applicable law and procedures established by the Committee, the Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

2.5.                            Settlement of Award.  Settlement of Options and SARs is subject to subsection 5.5.

2.6.                            Post-Exercise Limitations.  The Committee, in its discretion, may impose such restrictions on shares of Stock acquired pursuant to the exercise of an Option or SAR as it determines to be desirable, including, without limitation, restrictions relating to the disposition of the shares and forfeiture restrictions based on service, performance, Stock ownership by the Participant, conformity with the Company’s recoupment or clawback policies, if any, and such other factors as the Committee determines to be appropriate.

2.7.                            No Repricing.  Except for either adjustments pursuant to subsection 4.2 (relating to the adjustment of shares), or reductions of the Exercise Price approved by the Company’s stockholders, the Exercise Price for any outstanding Option or SAR may not be decreased after the date of grant nor may an outstanding Option or SAR granted under the Plan be surrendered to the Company for other Awards or as consideration for the grant of a replacement Option or SAR with a lower exercise price or a Full Value Award.  Except as approved by the Company’s stockholders or in accordance with subsection 4.2, in no event shall any Option or SAR granted under the Plan be surrendered to the Company in consideration for a cash payment if, at the time of such surrender, the Exercise Price of the Option or SAR is greater than the then current Fair Market Value of a share of Stock.  In addition, no repricing of an Option or SAR shall be permitted without the approval of the Company’s stockholders if such approval is required under the rules of any stock exchange on which the Stock is listed.

2.8.                            Required Notice of ISO Share Disposition.  Each Participant who is awarded an ISO under the Plan shall notify the Company in writing immediately after the date he or she makes a disqualifying disposition of any Stock acquired pursuant to the exercise of such ISO.  A disqualifying disposition is any disposition (including any sale) of such Stock before the later of (a) two years after the date of grant of the ISO or (b) one year after the date the Participant acquired the Stock upon exercise of the ISO.

2.9.                            Limits on ISOs.  Notwithstanding anything to the contrary in this Section 2, if an ISO is granted to a Participant who owns stock representing more than ten percent of the voting power of all classes of stock of the Company and its Affiliates, the Expiration Date shall not be later than the fifth anniversary of the date on which the ISO was granted and the Exercise Price shall be at least 110 percent of the Fair Market Value of the Stock subject to the ISO (determined on the date of grant).  To the extent that the aggregate fair market value of shares of Stock with respect to which ISOs are exercisable for the first time by any individual during any calendar year (under all plans of the Company and all Affiliates) exceeds $100,000, such Options shall be treated as NQSOs to the extent required by section 422 of the Code.

2.10.                     Expiration Date.  The “Expiration Date” with respect to an Option or SAR means the date established as the Expiration Date by the Committee at the time of grant.  In no event shall the Expiration Date of an Option or SAR be later than the ten-year anniversary of the date on which the Option or SAR is granted or such shorter period required by applicable law or the rules of any stock exchange on which the Stock is listed).

SECTION 3

FULL VALUE AWARDS AND CASH INCENTIVE AWARDS

3.1.                            Definitions.

(a)                                 A “Full Value Award” is a grant of one or more shares of Stock or a right to receive one or more shares of Stock in the future (other than the grant of an Option or SAR), including restricted stock, restricted stock units, deferred stock units, performance stock, and performance stock units.  Such grants may be subject to one or more of the following, as determined by the Committee:

(i)                                     The grant may be in consideration of a Participant’s previously performed services or surrender of other compensation that may be due.

(ii)                                  The grant may be contingent on the achievement of performance or other objectives (including completion of service) during a specified period.

(iii)                               The grant may be subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant, or achievement of performance or other objectives.

The grant of Full Value Awards may also be subject to such other conditions, restrictions and contingencies, as determined by the Committee, including provisions relating to dividend or dividend equivalent rights, deferred payment or settlement and conformity with the Company’s recoupment or clawback policies, if any.

(b)                                 A “Cash Incentive Award” is the grant of a right to receive a payment of cash (or, in the discretion of the Committee, shares of Stock having a value equivalent to the cash otherwise payable) that is contingent on achievement of performance objectives over a specified period established by the Committee.  The grant of Cash Incentive Awards may also be subject to such other conditions, restrictions and contingencies as determined by the Committee, including provisions relating to deferred payment.

3.2.                            Special Vesting Rules.  Except for (a) awards granted in lieu of other compensation, (b) grants that are a form of payment for earned performance awards or other incentive compensation, and (c) grants made to newly eligible Participants to replace awards from a prior employer (I) if an employee’s right to become vested in a Full Value Award is conditioned on the completion of a specified period of service with the Company or the Affiliates, without achievement of performance targets or other performance objectives (whether or not related to Performance Measures) being required as a condition of vesting, then the required period of service for full vesting shall be not less than three years, and (II) if an employee’s right to become vested in a Full Value Award is conditioned upon the achievement of performance targets or other performance objectives (whether or not related to Performance Measures) being required as a condition of vesting, then the required vesting period shall be at least one year, subject, to the extent provided by the Committee, to pro rated vesting over the course of such three or one year period, as applicable, and to acceleration of vesting in the event of the Participant’s death, disability, involuntary termination or retirement or in connection with a Change in Control.

3.3.                            Performance-Based Compensation.  The Committee may designate a Full Value Award or Cash Incentive Award granted to any Participant as “Performance-Based Compensation” within the meaning of section 162(m) of the Code and regulations thereunder. To the extent required by section 162(m) of the Code, any Full Value Award or Cash Incentive Award so designated shall be conditioned on the achievement of one or more performance targets as determined by the Committee and the following additional requirements shall apply:

(a)                                 The performance targets established for the performance period established by the Committee shall be objective (as that term is described in regulations under section 162(m) of the Code), and shall be established in writing by the Committee not later than 90 days after the beginning of the performance period (but in no event after 25% of the performance period has elapsed), and while the outcome as to the performance targets is substantially uncertain.  The performance targets established by the Committee may be with respect to corporate performance, operating group or sub-group performance, individual company performance, other group or individual performance, or division performance and shall be based on one or more of the Performance Measures.

(b)                                 A Participant otherwise entitled to receive a Full Value Award or Cash Incentive Award for any performance period shall not receive a settlement or payment of the Award until the Committee has determined that the applicable performance target(s) have been attained.  To the extent that the Committee exercises discretion in making the determination required by this paragraph 3.3(b), such exercise of discretion may not result in an increase in the amount of the payment.

(c)                                  To the extent provided by the Committee, if a Participant’s employment terminates because of death or disability, or if a Change in Control occurs prior to the Participant’s termination date, the Participant’s Full Value Award or Cash Incentive Award may become vested (or earned) without regard to whether the Full Value Award or Cash Incentive Award would be Performance-Based Compensation.

Nothing in this Section 3 shall preclude the Committee from granting Full Value Awards or Cash Incentive Awards under the Plan or the Committee, the Company or an Affiliate from granting any Cash Incentive Awards or other cash awards outside the Plan that are not intended to be Performance-Based Compensation; provided, however, that, at the time of grant of Full Value Awards or Cash Incentive Awards by the Committee, the Committee shall designate whether such Awards are intended to constitute Performance-Based Compensation.  To the extent that the provisions of this Section 3 reflect the requirements applicable to Performance-Based Compensation, such provisions shall not apply to the portion of the Award, if any, that is not intended to constitute Performance-Based Compensation.

SECTION 4

SHARES RESERVED, LIMITATIONS AND ADJUSTMENTS TO AWARDS

4.1.                            Shares Subject to Plan.  The shares of Stock for which Awards may be granted under the Plan shall be subject to the following:

(a)                                 The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued or, to the extent permitted by applicable law,  currently held or subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions.

(b)                                 Subject to the provisions of subsection 4.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be equal to the sum of: (i) 4,750,000 shares of Stock; (ii) any shares of Stock available for future awards under the Prior Plan as of the Effective Date (including any shares added back to the Prior Plan, pursuant to the terms of the Prior Plan, from a plan other than the Prior Plan), and (iii) any shares of Stock that would have been available for awards granted under the Prior Plan due to forfeiture, expiration or cancellation of such awards without delivery of shares of Stock or which result in the forfeiture of the shares of Stock back to the Company (including any such shares which would have been available under the Prior Plan, pursuant to the terms of the Prior Plan, due to forfeiture, expiration or cancellation of awards made under a plan other than the Prior Plan).

(c)                                  Substitute Awards shall not reduce the number of shares of Stock that may be issued under the Plan or that may be covered by Awards granted to any one Participant during any period pursuant to paragraph 4.1(g).

(d)                                 Except as expressly provided by the terms of this Plan, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property or for labor or services, either upon direct sale, upon the exercise of rights or warrants to subscribe therefor or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof, shall be made with respect to Awards then outstanding hereunder.

(e)                                  To the extent provided by the Committee, any Award may be settled in cash rather than Stock.  To the extent any shares of Stock covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited or canceled, or the shares of Stock are not delivered because the Award is settled in cash or used to satisfy the applicable tax withholding obligation, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

(f)                                   If the exercise price of an Option granted under the Plan is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation but not pursuant to an arrangement described in paragraph 2.4(c)), only the number of shares of Stock issued net of the shares of Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

(g)                                  Subject to the provisions of subsection 4.2, the following additional maximums are imposed under the Plan:

(i)                                     The maximum number of shares of Stock that may be delivered with respect to Options that are intended to be ISOs shall be 1,000,000.

(ii)                                  For Awards of Options or SARs that are intended to be Performance-Based Compensation, no more than 750,000 shares of Stock may be subject to such Awards granted to any one individual during any one fiscal year period.  If an Option is in tandem with an SAR, such that the exercise of the Option or SAR with respect to a share of Stock cancels the tandem SAR or Option right, respectively, with respect to such share, the tandem Option and SAR rights with respect to each share of Stock shall be counted as covering but one share of Stock for purposes of applying the limitations of this subparagraph (ii).

(iii)                               For Full Value Awards that are intended to be Performance-Based Compensation, no more than 750,000 shares of Stock may be subject to such Awards granted to any one individual during any one fiscal year period (regardless of whether settlement of the Award is to occur prior to, at the time of or after the time of vesting); provided, however, that such Awards shall be subject to the following:

(1)                                 If the Awards are denominated in Stock but an equivalent amount of cash is delivered in lieu of delivery of shares of Stock, the foregoing limit shall be applied based on the methodology used by the Committee to convert the number of shares of Stock into cash.

(2)                                 If the Awards are denominated in cash but an equivalent amount of Stock is delivered in lieu of delivery of cash, the foregoing limit shall be applied to the cash based on the methodology used by the Committee to convert the cash into shares of Stock.

(3)                                 If delivery of Stock or cash is deferred until after the Stock or cash has been earned, any adjustment in the number of shares of Stock or amount of cash delivered to reflect actual or deemed investment experience after the Stock or cash is earned (including additional shares attributable to dividends or dividend equivalent rights) shall be disregarded for purposes of the foregoing limit.

(iv)                              For Cash Incentive Awards that are intended to be Performance-Based Compensation, the maximum amount payable to any one individual in any one fiscal year period shall not exceed $1,000,000; provided, however, that such Awards shall be subject to the following:

(1)                                 If the Awards are denominated in Stock but an equivalent amount of cash is delivered in lieu of delivery of shares of Stock, the foregoing limit shall be applied based on the methodology used by the Committee to convert the number of shares of Stock into cash.

(2)                                 If the Awards are denominated in cash but an equivalent amount of Stock is delivered in lieu of delivery of cash, the foregoing limit shall be applied to the cash based on the methodology used by the Committee to convert the cash into shares of Stock.

(3)                                 If delivery of Stock or cash is deferred until after the Stock or cash has been earned, any adjustment in the number of shares of Stock or amount of cash delivered to reflect actual or deemed investment experience after the Stock or cash is earned (including additional shares attributable to dividends or dividend equivalent rights) shall be disregarded for purposes of the foregoing limit.

4.2.                            Adjustments to Shares and Awards.  In the event of a corporate transaction involving the Company (including any stock dividend, stock split, reverse stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), sale of assets or subsidiaries, combination, or other corporate transaction that affects the Stock such that the Committee determines, in its sole discretion, that an adjustment is warranted in order to preserve the benefits or potential benefits or prevent the enlargement of benefits or Awards under the Plan, the Committee shall, in the manner that it determines equitable in its sole discretion, adjust the Awards.  Action by the Committee may include, in its sole discretion: (a) adjustment of the number and kind of shares which may be delivered under the Plan (including adjustments to the number and kind of shares that may be granted to an individual during any specified time as described in subsection 4.1); (b) adjustment of the number and kind of shares subject to outstanding Awards; (c) adjustment of the Exercise Price of outstanding Options and SARs; and (d) any other adjustments that the Committee determines to be equitable (which may include, without limitation, (i) replacement of Awards with other Awards which the Committee determines have comparable value and which are based on stock of a company resulting from the transaction, and (ii) cancellation of the Award in return for cash payment of the current value of the Award, determined as though the Award is fully vested at the time of payment, provided that in the case of an Option or SAR, the amount of such payment may be the excess of value of the Stock subject to the Option or SAR at the time of the transaction over the Exercise Price).

4.3.                            Change in Control.

(a)                                 Notwithstanding the provisions of subsection 4.2 (but taking into account the provisions of paragraph 4.3(b)), in the event of a Change in Control (i) pursuant to which the Company does not survive (or survives as a direct or indirect subsidiary of another entity) and (ii) following which the voting stock of the Company or its successor (including a parent of the Company or its successor if the Company survives as a subsidiary) ceases to be traded on any national securities exchange, an Award that remains outstanding under the Plan on and after such Change in Control shall be converted to an Award to receive cash equal to or based on the per share value paid (or payable) to stockholders of the Company in connection with the Change in Control and payable at the same time as the Award would otherwise have been paid as determined under the Award Agreement and subject to the terms and conditions of the Plan; provided, however, that in such circumstances, any Option or SAR shall be cancelled upon the Change in Control in exchange for a cash payment equal to the excess of the Fair Market Value of the Stock subject to the Option or SAR at the time of the Change in Control over the Exercise Price payable at such time as permitted under section 409A of the Code as determined by the Committee.

(b)                                 Subject to the provisions of subsection 4.2 and paragraph 4.3(a) and except as otherwise provided or permitted in the Plan or the Award Agreement reflecting the applicable Award, in the event that (i) a Participant is employed or in service on the date of a Change in Control and (ii) the Participant’s employment or service, as applicable, is terminated in a Qualifying Termination upon or within twelve months following the Change in Control, then all outstanding Options, SARs and related Awards which have not otherwise expired or otherwise vested shall become immediately exercisable and all other outstanding Awards shall become fully vested.  Subject to the terms and conditions of the Plan and to the extent permitted under section 409A of the Code, the Committee may also provide for accelerated payment of all or any portion of an Award upon such a Qualifying Termination.

(c)                                  The provisions of this subsection 4.3 shall apply only with respect to Awards made under the Plan after the Approval Date and, with respect to such Awards, shall supersede any contrary provision in any employment, change in control or similar agreement between a Participant and the Company or an Affiliate except to the extent provided by the Committee.

SECTION 5

MISCELLANEOUS

5.1.                            General Restrictions.  Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

(a)                                 Notwithstanding any other provision of the Plan, neither the Company nor any Affiliate shall have any obligation to deliver any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

(b)                                 In the case of a Participant who is subject to Section 16(a) and 16(b) of the Exchange Act, the Committee may, at any time, add such conditions and limitations to any Award to such Participant, or any feature of any such Award, as the Committee, in its sole discretion, deems necessary or desirable to comply with Section 16(a) or 16(b) and the rules and regulations thereunder or to obtain any exemption therefrom.

(c)                                  To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange on which the Stock is listed.

5.2.                            Tax Withholding.  All Awards and other payments and distributions under the Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares or other payments or benefits under the Plan on satisfaction of the applicable withholding obligations.  The Committee, in its discretion, and subject to such requirements as the Committee may impose prior to the occurrence of such withholding, may permit such withholding obligations to be satisfied through (a) cash payment by the

Participant, (b) through the surrender of shares of Stock acceptable to the Committee which the Participant already owns, or (c) through the surrender of shares of Stock to which the Participant is otherwise entitled under the Plan; provided, however, that previously-owned shares of Stock that have been held by the Participant or to which the Participant is entitled under the Plan may only be used to satisfy the minimum tax withholding required by applicable law (or other rates that will not have a negative accounting impact).

5.3.                            Grant and Use of Awards.  In the discretion of the Committee, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant.  Subject to subsection 2.7 (relating to repricing) Awards may be granted as alternatives to or replacement of awards granted or outstanding under the Plan, or any other plan or arrangement of the Company or an Affiliate (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or an Affiliate).  Subject to the overall limitation on the number of shares of Stock that may be delivered under the Plan, the Committee may use available shares of Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or an Affiliate, including the plans and arrangements of the Company or an Affiliate assumed in business combinations.

5.4.                            Dividends and Dividend Equivalents.  An Award (other than an Option or SAR Award) may provide the Participant with the right to receive dividend payments or dividend equivalent payments with respect to Stock subject to the Award (both before and after the Stock subject to the Award is earned, vested, or acquired), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or Stock, as determined by the Committee; provided, however, that notwithstanding the foregoing, no dividends or dividend equivalent rights will be paid or settled on performance-based awards prior to the date on which such awards have been earned based on the performance criteria established (and such dividends or dividend equivalent units may be accumulated during the performance period and paid after the award is earned).  Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in shares of Stock, may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Stock equivalents

5.5.                            Settlement of Awards.  The obligation to make payments and distributions with respect to Awards may be satisfied through cash payments, the delivery of shares of Stock, the granting of replacement Awards, or combination thereof as the Committee shall determine.  Satisfaction of any such obligations under an Award, which is sometimes referred to as “settlement” of the Award, may be subject to such conditions, restrictions and contingencies as the Committee shall determine.  The Committee may permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish (consistent with section 409A of the Code, if applicable), which may include provisions for the payment or crediting of interest or dividend equivalents may include converting such credits into deferred Stock equivalents; provided, however, that dividend equivalents may not be granted with respect to Options or SARs and neither Options nor SARs may be converted to Stock equivalents.  Each Affiliate shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the services rendered for that Affiliate by the Participant.  Any disputes relating to liability of an Affiliate for cash payments shall be resolved by the Committee.

5.6.                            Transferability.  Except as otherwise provided by the Committee, Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution.  In no event, however, shall any Award be transferred for value.  To the extent that the Participant who receives an Award under the Plan has the right to exercise such Award, the Award may be exercised during the lifetime of the Participant only by the Participant.

5.7.                            Form and Time of Elections.  Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

5.8.                            Agreement With Company.  An Award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee shall, in its sole discretion, prescribe.  The Company shall require a Participant to enter into an agreement (as “Award Agreement”) with the Company or an Affiliate, as applicable in a form (including electronic) specified by the Committee, which sets forth the terms and conditions of the Award, which requires the Participant to agree to the terms and conditions of the Plan and/or which contains such additional terms and conditions not inconsistent with the Plan as the Committee may, in its sole discretion, prescribe.  An agreement shall be treated as an Award Agreement for purposes of the Plan even if the Participant is not required to sign the agreement.

5.9.                            Action by Company or Affiliate.  Any action required or permitted to be taken by the Company or any Affiliate shall be by resolution of its board of directors, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of such company.  Any action required or permitted to be taken by an Affiliate which is a partnership shall be by a general partner of such partnership or by a duly authorized officer thereof.

5.10.                     Gender and Number.  Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

5.11.                     Limitation of Implied Rights.

(a)                                 Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Affiliate whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Affiliate, in its sole discretion, may set aside in anticipation of a liability under the Plan.  A Participant shall have only a contractual right to the Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Affiliate, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Affiliate shall be sufficient to pay any benefits to any person.

(b)                                 The Plan does not constitute a contract of employment or continued service, and selection as a Participant will not give any participating employee the right to be retained in the employ or continued service of the Company or any Affiliate, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.  Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights and shares of Stock are registered in his name.

5.12.                     Evidence.  Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

5.13.                     Payments to Persons Other Than Participants.  If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment.  Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

5.14.                     Governing Law.  The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed wholly within the State of Delaware.

5.15.                     Severability.  If any provision of the Plan or any Award agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

5.16.                     Duration.  The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding; provided, however, that no Awards may be granted under the Plan after the ten-year anniversary of the Approval Date.

SECTION 6

COMMITTEE

6.1.                            Administration.  The authority to control and manage the operation and administration of the Plan shall be vested in the Compensation Committee of the Board (the “Committee”) in accordance with this Section 6.  So long as the Company is subject to Section 16 of the Exchange Act, the Committee shall be selected by the Board and shall consist of not fewer than two members of the Board or such greater number as may be required for compliance with Rule 16b-3 issued under the Exchange Act and shall be comprised of persons who are independent for purposes of applicable stock exchange listing requirements.

Any Award granted under the Plan which is intended to constitute Performance-Based Compensation (including Options and SARs) shall be granted by a Committee consisting solely of two or more “outside directors” within the meaning of section 162(m) of the Code and applicable regulations.  If the Committee does not exist, or for any other reason determined by the Board, and to the extent not prohibited by applicable law or the applicable rules of any stock exchange, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.  Notwithstanding any other provision of the Plan to the contrary, with respect to Awards to a director of the Company who is not an employee of the Company or any Affiliate, the Committee shall be the Board.

6.2.                            Powers of Committee.  The Committee’s administration of the Plan shall be subject to the following:

(a)                                 Subject to and to the extent not otherwise inconsistent with the terms and conditions of the Plan, the Committee will have the authority and discretion to (i) select from among the Eligible Persons those persons who shall receive Awards, (ii) determine the time or times of receipt of Awards, (iii) determine the types of Awards and the number of shares of Stock covered by the Awards, (iv) establish the terms, conditions, performance criteria and targets, restrictions, and other provisions of Awards, (v) modify the terms of, cancel or suspend Awards, (vi) reissue or repurchase Awards, (vii) accelerate the exercisability or vesting of any Award, and (viii) amend, cancel or suspend Awards.

(b)                                 To the extent that the Committee determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those restrictions as the Committee determines necessary or appropriate to conform to the applicable requirements or practices of jurisdictions outside the United States.

(c)                                  Subject to the provisions of the Plan, the Committee will have the authority and discretion to determine the extent to which Awards under the Plan will be structured to conform to the requirements applicable to Performance-Based Compensation, and to take such action, establish such procedures, and impose such restrictions at the time such Awards are granted as the Committee determines to be necessary or appropriate to conform to such requirements.

(d)                                 Subject to the provisions of the Plan, the Committee will have the authority and discretion to conclusively interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any Award Agreement made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(e)                                  Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

(f)                                   In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the certificate of incorporation and by-laws of the Company, and applicable state corporate law.

Without limiting the generality of the foregoing, it is the intention of the Company that, to the extent that any provisions of this Plan or any Awards granted hereunder are subject to section 409A of the Code, the Plan and the Awards comply with the requirements of section 409A of the Code and that the Plan and Awards be administered in accordance with such requirements and the Committee shall have the authority to amend any outstanding Awards to conform to the requirements of section 409A of the Code.

6.3.                            Delegation by Committee.  Except to the extent prohibited by applicable law or the applicable rules of any stock exchange on which the Stock is listed, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it.  Any such allocation or delegation may be revoked by the Committee at any time.

6.4.                            Information to be Furnished to Committee.  The Company and the Affiliates shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties.  The records of the Company and the Affiliates as to an employee’s or Participant’s employment or provision of services, termination of employment or cessation of service, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect.  Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

SECTION 7

AMENDMENT AND TERMINATION

The Board may, at any time, amend or terminate the Plan and the Committee may amend any Award Agreement, provided, however, that:

(a)                                 no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board or Committee, as applicable;

(b)                                 adjustments pursuant to subsection 4.2 shall not be subject to the foregoing limitations of this Section 7;

(c)                                  the provisions of subsection 2.7 (relating to repricing) cannot be amended unless the amendment is approved by the Company’s stockholders; and

(d)                                 no such amendment or termination shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan (including as necessary to comply with any applicable stock exchange listing requirement or to prevent the Company from being denied a tax deduction on account of section 162(m) of the Code).

SECTION 8

DEFINED TERMS

In addition to the other definitions contained herein, the following definitions shall apply:

(a)                                 Affiliate.  The term  “Affiliate” means any corporation, partnership, joint venture or other entity during any period in which (i) the Company, directly or indirectly, owns at least 50% of the combined voting power of all classes of stock of such entity or at least 50% of the ownership interests in such entity or (ii) such entity, directly or indirectly, owns at least 50% of the combined voting power of all classes of stock of the Company.  Notwithstanding the foregoing, for purposes of ISOs, the term “Affiliate” means a corporation that, with respect to the Company, satisfies the definition of a “parent corporation” (as defined in section 424(e) of the Code) or a “subsidiary corporation” (as defined in section 424(f) of the Code).

(b)                                 Approval Date.  The term “Approval Date” means the date on which the Company’s stockholders approve this amendment and restatement of the Plan adopted by the Board on August 3, 2015.

(c)                                  Award.  The term “Award” shall mean, individually or collectively, any award or benefit described in Section 2 or 3 of the Plan (including any dividends or dividend equivalent rights granted with respect thereto as described in subsection 5.4).

(d)                                 Award Agreement.  The term “Award Agreement” is defined in subsection 5.8 of the Plan.

(e)                                  Board.  The term “Board” shall mean the Board of Directors of the Company.

(f)                                   Cash Incentive Award.  The term “Cash Incentive Award” is defined in paragraph 3.1(b) of the Plan.

(g)                                  Cause.  For purposes of determining whether a Participant’s employment or service is terminated in a Qualifying Termination, the term “Cause” means, with respect to a Participant (i) dishonesty, disloyalty or breach of corporate policies, in each case that is material to the ability of the Participant to continue to function as an Eligible Person given the strict regulatory standards of the industry in which the Company does business; (ii) gross misconduct on the part of the Participant in the performance of the Participant’s duties for the Company and its Affiliates (as determined by the Board); (iii) the Participant’s violation of any restrictive covenants contained in an agreement between the Participant and the Company or any of its Affiliates; (iv) if required by the Participant’s duties for the Company and its Affiliates, the Participant’s failure to be licensed as a “key person” or similar role under the laws of any jurisdiction where the Company does business, or the loss of any such license for any reason, (v) the Participant’s indictment for the commission of a felony or a crime involving moral turpitude, or (vi) the Participant’s willful and substantial refusal to perform the essential duties of his or her position.  Any termination of a Participant’s termination of employment or service with the Company and its Affiliates shall be effected through written notice; provided however, that, in the case of an event or circumstances that are capable of being cured, no such termination shall be considered to be on account of

Cause unless the Participant is given at least 30 days’ advance written notice and if such event or circumstance is not cured to the satisfaction of the Board within such 30 day period.

(h)                                 Change in Control.  The term “Change of Control” means the occurrence of any of the following: (i) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Affiliates taken as a whole to any person (as such term is used in Section 13(d) of the Exchange Act) other than the Company and its Affiliates; (ii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person (as such term is used in Section 13(d) of the Exchange Act) who is not a Permitted Equity Holder becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of the Company’s voting stock; (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that (A) any person (as such term is used in Section 13(d) of the Exchange Act), regardless of that person’s direct or indirect beneficial ownership interest prior to such transaction, becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of the Company’s voting stock and (B) the Company’s voting stock ceases to be traded on any national securities exchange; or (iv) the first day on which a majority of the members of the Board are not Continuing Directors.

(i)                                     Code.  The term “Code” shall mean the Internal Revenue Code of 1986, as amended.  A reference to any provision of the Code shall include reference to any successor provision of the Code.

(j)                                    Committee.  The term “Committee” is defined in subsection 6.1.

(k)                                 Company.  The term “Company” is defined in subsection 1.1 of the Plan.

(l)                                     Continuing Directors.  The term “Continuing Directors” means, as of any date of determination, any member of the Board who (i) was a member of the Board on the Effective Date; or (ii) was nominated for election or elected to the Board with the approval of a majority of the Continuing Directors who were members of the Board at such date.

(m)                             Effective Date.  The term “Effective Date” means October 6, 2009, the date on which the Plan was originally approved by the Company’s stockholders.

(n)                                 Eligible Person.  The term “Eligible Person” shall mean any person employed within the meaning of section 3401(c) of the Code and the regulations promulgated thereunder by the Company or an Affiliate; and any officer or director of the Company or an Affiliate even if he or she is not an employee within the meaning of section 3401(c) of the Code.

(o)                                 Exchange Act. The term “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(p)                                 Exercise Price.  The term “Exercise Price” is defined in subsection 2.2 of the Plan.

(q)                                 Expiration Date.  The term “Expiration Date” is defined in subsection 2.10 of the Plan.

(r)                                    Fair Market Value.  The term “Fair Market Value” shall mean: (i) if the Stock is traded in a market in which actual transactions are reported, the mean of the high and low prices at which the Stock is reported to have traded on the relevant date in all markets on which trading in the Stock is reported or, if there is no reported sale of the Stock on the relevant date, the mean of the highest reported bid price and lowest reported asked price for the Stock on the relevant date; (ii) if the Stock is publicly traded but only in markets in which there is no reporting of actual transactions, the mean of the highest reported bid price and the lowest reported asked price for the Stock on the relevant date; or (iii) if the Stock is not publicly traded, the value of a share of Stock as determined by the most recent valuation prepared by an independent expert at the request of the Committee.  With respect to Options and SARs, Fair Market Value shall be determined in accordance with section 409A of the Code.

(s)                                   Full Value Award.  The term “Full Value Award” is defined in paragraph 3.1(a) of the Plan.

(t)                                    Good Reason.  For purposes of determining whether a Participant’s employment or service is terminated in a Qualifying Termination, the term “Good Reason” means, with respect to a Participant, (i) a significant reduction in the Participant’s authority, responsibilities, position or compensation, or (ii) a material relocation of the principal place at which Participant is required to perform the material functions of his position, but in no event less than thirty-five miles from the principal place at which Participant performs such services immediately prior to a Change in Control, which the Company has failed to remedy within thirty days after receipt of Participant’s written notice thereof (which notice shall be provided no later than thirty days following the date on which the Participant first becomes aware (or should be aware) of an event described in clause (i) or (ii) above).

(u)                                 ISO.  The term “ISO” is defined in paragraph 2.1(a) of the Plan.

(v)                                 Non-Employee Director.  The term “Non-Employee Director” means any person who is a member of the Board and who is not an employee of the Company or any Affiliate.

(w)                               NQSO.  The term “NQSO” is defined in paragraph 2.1(a) of the Plan.

(x)                                 Option.  The term “Option” is defined in paragraph 2.1(a) of the Plan.

(y)                                 Participant.   The term “Participant” is defined in subsection 1.3 of the Plan.

(z)                                  Performance-Based Compensation.  The term “Performance-Based Compensation” is defined in subsection 3.3 of the Plan.

(aa)                          Performance Measures.  For purposes of the Plan, the term “Performance Measures “ shall mean performance targets based on one or more of the following criteria  (i) earnings including operating income, net operating income, same store net operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items or book value per share (which may exclude nonrecurring items) or net earnings; (ii) pre-tax income or after-tax income; (iii) earnings per share (basic or diluted); (iv) operating profit; (v) revenue, revenue growth or rate of revenue growth; (vi) return on assets (gross or net), return on investment (including cash flow return on investment), return on capital (including return on total capital or return on invested capital), or return on equity; (vii) returns on sales or revenues; (viii) operating expenses; (ix) stock price appreciation; (x) cash flow (before or after dividends), free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, cash flow in excess of cost of capital or cash flow per share (before or after dividends); (xi) implementation or completion of critical projects or processes; (xii) economic value created; (xiii) cumulative earnings per share growth; (xiv) operating margin or profit margin; (xv) stock price or total stockholder return; (xvi) cost targets, reductions and savings, productivity and efficiencies; (xvii) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation and other legal matters, information technology, and goals relating to contributions, dispositions, acquisitions, development and development related activity, capital markets activity and credit ratings, joint ventures and other private capital activity including generating incentive and other fees and raising equity commitments, and other transactions, and budget comparisons; (xviii) personal professional objectives, including any of the foregoing performance targets, the implementation of policies and plans, the negotiation of transactions, the development of long term business goals, formation and reorganization of joint ventures and other private capital activity including generating incentive and other fees and raising equity commitments, research or development collaborations, and the completion of other corporate transactions; (xix) funds from operations (FFO) or funds available for distribution (FAD); (xx) economic value added (or an equivalent metric); (xxi) stock price performance; (xxii) improvement in or attainment of expense levels or working capital levels; (xxiii) operating portfolio metrics including leasing and tenant retention, or (xxiv) any combination of, or a specified increase in, any of the foregoing.  Where applicable, the performance targets may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company, an Affiliate, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. The performance targets may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be made (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur).  Each of the foregoing performance targets shall be determined in accordance with generally accepted accounting principles, if applicable, and shall be subject to certification by the Committee; provided that the Committee shall have the authority to exclude, the impact of charges for restructurings, discontinued operations, extraordinary items and other unusual or non-recurring events, the cumulative effects of tax or accounting principles which are identified in financial statements, notes to financial statements, management’s discussion and analysis or other SEC filings and items that may not be infrequent or unusual but which may have inconsistent effects on performance and which are in adjusted in accordance with Regulation G issued under the Exchange Act.

(bb)                          Permitted Equity Holder.  The term “Permitted Equity Holder” means Bernard Goldstein, Irene Goldstein and their lineal descendants (including adopted children and their lineal descendants) and any entity the equity interests of which are owned by only such persons or which was established for the exclusive benefit of, or the estate of, any of the foregoing.

(cc)                            Plan.  The term “Plan” is defined in subsection 1.1 of the Plan.

(dd)                          Prior Plan.  The term “Prior Plan” is defined in subsection 1.1 of the Plan.

(ee)                            Qualifying Termination.  The term “Qualifying Termination” means a termination of a Participant’s employment or service with the Company and its Affiliates (i) by the Company and/or its Affiliates without Cause or (ii) by the Participant for Good Reason.  If, upon a Change in Control, awards in other shares or securities are substituted for outstanding Awards pursuant to subsection 4.2, and immediately following the Change in Control the Participant becomes employed by (if the Participant was an employee immediately prior to the Change in Control) or a board member of (if the Participant was a member of the Board immediately prior to the Change in Control) the entity into which the Company is merged, or the purchaser of substantially all of the assets of the Company, or a successor to such entity or purchaser, the Participant shall not be treated as having terminated employment or service for purposes of determining whether he has incurred a Qualifying Termination until such time as the Participant terminates employment or service with the merged entity or purchaser (or successor), as applicable.

(ff)                              SAR.  The term “SAR” is defined in paragraph 2.1(b) of the Plan.

(gg)                            Stock.  The term “Stock” shall mean common stock, par value $.  01 per share, of the Company.

(hh)                          Substitute Award.  The term “Substitute Award” means and Award granted or shares of Stock issued by the Company in assumption of, or in substitute or exchange for, an award previously granted, or the right or obligation to make a future award, in all cases by a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines.  In no event shall the issuance of Substitute Awards change the terms of such previously granted awards such that the change, if applied to a current Award under, would be prohibited under subsection 2.7 (relating to repricing).